Exhibit 99.1

Contact Information Jerry R. Fabian (949) 768-8161
COBHAM PLC TO ACQUIRE SPARTA, INC.
Lake Forest, California, January 16, 2008 — Cobham plc (“Cobham”) and SPARTA, Inc. (“SPARTA”) today announced a definitive agreement for Cobham to acquire SPARTA. Under the terms of the agreement, Cobham will pay $77.60 in cash for each share of SPARTA common stock. Net of SPARTA’s existing cash balance, options proceeds and certain bonus payments, the aggregate purchase price is $416 million. The acquisition has been approved by the board of directors of each company and is subject to customary closing conditions, including regulatory approvals and approval by SPARTA’s shareholders.
The acquisition is expected to close in the second quarter of 2008. Cobham plans to finance the acquisition entirely with its currently available cash and debt facilities.
After completion of the transaction, SPARTA will become Cobham’s engineering and scientific services platform and will benefit from Cobham’s technical, financial and organizational resources to further enhance its ability to serve its customers and pursue additional growth opportunities.
Allan Cook, Cobham Chief Executive said “I am delighted that we have been able to reach agreement to acquire SPARTA, which is one of the leading companies in areas of critical importance in the provision of U.S. National Security. The strong incumbent management will provide Cobham with an exciting platform for growth in the Systems Engineering and Technical Assistance segment, which is complementary to our existing U.S. intelligence and defense capabilities. This is a major step forward in the implementation of Cobham’s technology strategy and the creation of a significant Tier 2 business supplying the U.S. DoD and intelligence markets.”
“We believe that the proposed transaction provides tremendous value for our employee-owners,” said SPARTA Chief Executive Officer Bob Sepucha. “Combining SPARTA with Cobham’s worldwide technical, financial, and organizational capabilities will provide SPARTA’s employees with even greater opportunities for success in our commitment to provide exceptional service to our customers.”
In commenting on the proposed transaction, Wayne Winton, co-founder and Chairman of the Board of Directors of SPARTA, stated “We are pleased to be partnering with Cobham in this important transaction. Both SPARTA and Cobham bring a customer-centric focus to delivering superior technical products and services to our customers. SPARTANs past and present should be excited and proud to be associated with such an outstanding international company.”
Merrill Lynch acted as exclusive financial advisor to SPARTA in connection with this transaction. Gibson, Dunn & Crutcher, LLP acted as SPARTA’s outside legal counsel.

About Cobham plc
Cobham plc is an international company engaged in the development, delivery and support of advanced aerospace and defense systems for land, sea and air platforms. Cobham has four divisions specializing in the provision of components, subsystems and services that keep people safe, improve communications and enhance the performance of platforms: Cobham Avionics and Surveillance; Cobham Defense Electronics Systems; Cobham Mission Systems; and Cobham Aviation Services. Cobham generates annual revenues in excess of £1 billion on the strengths of its partners and customers in more than 100 countries and its workforce of more than 10,000 highly skilled people across five continents. For more information about Cobham, visit www.cobham.com.
About SPARTA, Inc.
SPARTA is a broad-based, employee-owned company that provides world-class technical products and services to the defense, intelligence, and homeland security sectors of the federal government. Since SPARTA’s inception in 1979, it has successfully applied outstanding intellectual talent and expertise to help solve major national defense and intelligence challenges. SPARTA focuses on problems that require critical technical analysis, innovative engineering solutions, and expert acquisition support and has established a reputation for integrity, technical excellence, and customer satisfaction. For more information about SPARTA, visit www.sparta.com.
Cautionary Note Regarding Forward-looking Statements
This memo contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential transactions involving the company. The statements contained in this memo which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause results to differ materially from those set forth in, or implied by, such forward-looking statements. Statements about the company’s future expectations, plans and prospects, including statements containing words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions, are forward-looking statements. The risks and uncertainties involving forward-looking statements include risks relating to the integration of and expected benefits from the acquisition of the business described in the foregoing, the company’s dependence on continued funding of U.S. government programs, government contract procurement and termination risks, and other risks described in the company’s Securities and Exchange Commission filings. These statements reflect the company’s current beliefs and are based upon information currently available to it. The company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements in the future, it specifically disclaims any obligation to do so.
Important Additional Information will be Filed with the SEC
In connection with the proposed Merger, SPARTA will prepare a proxy statement for the stockholders of SPARTA to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting decision, the SPARTA’s stockholders are urged to read the proxy statement regarding the Merger and the related transactions carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. SPARTA’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. SPARTA’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to SPARTA, Inc., 25531 Commercentre Drive, Suite 120, Lake Forest, CA 92630, telephone: (949) 768-8161.